As filed with the Securities and Exchange Commission on July 9, 2003
                                                      Registration No. 333-95807
                                                                       333-92163
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                         POST-EFFECTIVE AMENDMENT NO. 5
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)

                                  ------------

                             Telecom HOLDRS (SM) Trust
                      (Issuer with respect to the receipts)

     Delaware                          6211                     13-5674085
  (State or other                (Primary Standard           (I.R.S. Employer
   jurisdiction                     Industrial            Identification Number)
of incorporation or             Classification Code
   organization)                      Number)

                                  ------------

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  ------------

                                   Copies to:

        Judith Witterschein, Esq.                  Andrew B. Janszky, Esq.
           Corporate Secretary                     Shearman & Sterling LLP
  Merrill Lynch, Pierce, Fenner & Smith              599 Lexington Avenue
             Incorporated                          New York, New York 10022
            250 Vesey Street                            (212) 848-4000
        New York, New York 10281
             (212) 449-1000
(Name, address, including zip code, and
 telephone number, including area code,
          of agent for service)

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. |_|

================================================================================

PROSPECTUS


                                   [GRAPHIC]


                        1,000,000,000 Depositary Receipts
                             Telecom HOLDRS (SM) Trust

     The Telecom HOLDRS (SM) Trust issues Depositary Receipts called Telecom HOLDRS (SM) representing your undivided beneficial ownership in the common stock of a group of specified companies that are involved in various segments of the telecommunications industry. The Bank of New York is the trustee. You only may acquire, hold or transfer Telecom HOLDRS in a round-lot amount of 100 Telecom HOLDRS or round-lot multiples. Telecom HOLDRS are separate from the underlying deposited common stocks that are represented by the Telecom HOLDRS. For a list of the names and the number of shares of the companies that make up a Telecom HOLDR, see "Highlights of Telecom HOLDRS--The Telecom HOLDRS" starting on page
11. The Telecom HOLDRS trust will issue Telecom HOLDRS on a continuous basis.

     Investing in Telecom HOLDRS involves significant risks. See "Risk Factors" starting on page 5.

     Telecom HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Telecom HOLDRS are not interests in the Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without to act without negligence or bad faith.

     The Telecom HOLDRS are listed on the American Stock Exchange under the symbol "TTH". On July 1, 2003, the last reported sale price of Telecom HOLDRS on the American Stock Exchange was $27.66.


                                 --------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                 --------------

                  The date of this prospectus is July 3, 2003.

      "HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS

                                                                           Page
Summary......................................................................3
Risk Factors.................................................................4
Highlights of Telecom Holdrs................................................11
The Trust...................................................................18
Description of Telecom Holdrs...............................................18
Description of the Underlying Securities....................................19
Description of the Depositary Trust Agreement...............................21
United States Federal Income Tax Consequences...............................25
Erisa Considerations........................................................28
Plan Of Distribution........................................................28
Legal Matters...............................................................29
Where You Can Find More Information.........................................29


                                 --------------

     This prospectus contains information you should consider when making your investment decision. With respect to information about Telecom HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Telecom HOLDRS in any jurisdiction where the offer or sale is not permitted.

     The Telecom HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Telecom HOLDRS or of the underlying securities through an investment in the Telecom HOLDRS.

                                     SUMMARY

     The Telecom HOLDRS trust was formed under the depositary trust agreement, dated as of January 24, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Telecom HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

     The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various segments of the telecommunications industry. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of Telecom HOLDRS is specified under "Highlights of Telecom HOLDRS--The Telecom HOLDRS." This group of common stocks, and the securities of any company that may be added to the Telecom HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 15 companies included in the Telecom HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Telecom HOLDRS are separate from the underlying common stocks that are represented by the Telecom HOLDRS. On July 1, 2003, there were 6,641,700 Telecom HOLDRS outstanding.

                                  RISK FACTORS

     An investment in Telecom HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Telecom HOLDRS, including the risks associated with a concentrated investment in the telecommunications industry.

General Risk Factors

    o Loss of investment. Because the value of Telecom HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Telecom HOLDRS if the underlying securities decline in value.

    o Discount trading price. Telecom HOLDRS may trade at a discount to the aggregate value of the underlying securities.

    o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Telecom HOLDRS or other corporate events, such as mergers, a Telecom HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Telecom HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

    o Not necessarily representative of the telecommunications industry. At the time of the initial offering, the companies included in the Telecom HOLDRS were generally considered to be involved in various segments of the telecommunications industry, however, the underlying securities and the Telecom HOLDRS may not necessarily follow the price movements of the entire telecommunications industry. If the underlying securities decline in value, your investment in the Telecom HOLDRS will decline in value, even if common stock prices in the telecommunications industry generally increase in value. In addition, since the time of the initial offering, the companies included in the Telecom HOLDRS may not be involved in the telecommunications industry. In this case, the Telecom HOLDRS may not consist of securities issued only by companies involved in the telecommunications industry.

    o Not necessarily comprised of solely telecommunication companies. As a result of distributions of securities by companies included in the Telecom HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Telecom HOLDRS and that are not involved in the telecommunications industry may be included in the Telecom HOLDRS. The securities of a new company will only be distributed from the Telecom HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in the Telecom HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through Nasdaq National Market System. As of January 2, 2002, Standard & Poor's Corporation sector classifications are based upon the Standard & Poor's Global Industry Classification Standard ("GICS") sectors. As there are only 10 broadly defined GICS sectors, the use of GICS sectors to determine whether a new company will be included in the Telecom HOLDRS provides no assurance that each new company included in the Telecom HOLDRS will be involved in the telecommunications industry. Currently, the underlying securities included in the Telecom HOLDRS are represented in the Telecommunication Services GICS sector. As each Standard & Poor's GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Telecom HOLDRS, and yet not be involved in the telecommunications industry. In addition, the GICS sector classifications of securities included in the Telecom HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Telecom HOLDRS, which may also result in the inclusion in the Telecom HOLDRS of the securities of a new company that is not involved in the telecommunications industry.

    o No investigation of underlying securities. The underlying securities initially included in the Telecom HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of common stocks in the telecommunications industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. The Telecom HOLDRS Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

    o Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Telecom HOLDRS may not necessarily be a diversified investment in the telecommunications industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Telecom HOLDRS may also reduce diversification. Telecom HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

    o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security, or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Telecom HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Telecom HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Telecom HOLDRS will involve payment of a cancellation fee to the trustee.

    o Trading halts. Trading in Telecom HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Telecom HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in Telecom HOLDRS, you will not be able to trade Telecom HOLDRS and you will only be able to trade the underlying securities if you cancel your Telecom HOLDRS and receive each of the underlying securities.

    o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Telecom HOLDRS. If the Telecom HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Telecom HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Telecom HOLDRS are delisted. There are currently 19 companies whose securities are included in the Telecom HOLDRS.

    o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Telecom HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may provide in investment banking or other services for issuers of the underlying securities.

    o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Telecom HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to the Telecommunications Industry

    o Telecommunications companies' stock prices have been and will likely continue to be extremely volatile which will directly affect the price volatility of the Telecom HOLDRS and you could lose all or part of your investment. Telecommunications companies' stock prices could be subject to wide fluctuations in response to a variety of factors, including:

         o failure to integrate or realize projected benefits from acquisitions;

         o    acquisition-related announcements;

         o announcements of new contracts, technological innovations or new products;

         o    changes in government regulations;

         o    fluctuations in quarterly and annual operating results; and

         o    general market conditions.

    As a result, the value of your investment may be subject to significant decreases over short periods of time. In addition, the trading prices of some telecommunications companies' stocks in general have experienced extreme price and volume fluctuations. These fluctuations may be unrelated or disproportionate to the operating performance of these companies. The valuations of many telecommunications companies' stock prices are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of these companies do not, or in the future might not, have earnings. As a result, these trading prices may decline substantially and valuations my not be sustained. Any negative change in the public's perception of the prospects of telecommunications companies, generally, could depress the stock prices of a telecommunications company regardless of telecommunications companies' results. The sharp decline in the market price of many telecommunications and telecommunications-related companies' stocks since early 2000 is an example of this effect. Other broad market and industry factors may decrease the stock price of telecommunications companies' common stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of telecommunication companies' stocks.

    o As a result of fluctuations in the trading prices of the companies included in the Telecom HOLDRS, the trading price of Telecom HOLDRS has fluctuated significantly. The initial offering price of a Telecom HOLDR, on January 31, 2000, was $89.60 and during 2002, the price of a Telecom HOLDR reached a high of $46.78 and a low of $20.71.

    o Many telecommunications companies are highly leveraged and must raise additional capital to implement their business strategies. The business strategies of many telecommunications companies are focused on acquisitions and extensive capital expenditures. Implementing such strategies has resulted in the incurrence of substantial debt obligations and the regular need to incur additional debt. As a result of high levels of debt, these telecommunications companies will need significant cash to service existing debt obligations, which could reduce funds available to implement their business strategies. Telecommunications companies may not be able to obtain additional financing or may not be able to obtain it on a timely basis or on favorable terms. There can be no assurance that telecommunications companies will be able to service their debt, refinance existing debt or raise additional financing necessary to implement key aspects of their business strategies or continue their operations.

    o A decline in information technology spending may result in a decrease in revenues or lower the growth rate of the companies whose securities are included in Telecom HOLDRS. A decline in the demand for information technology among current and prospective customers of the companies included in Telecom HOLDRS may result in decreased revenues or a lower growth rate for these companies because their sales depend, in part, on their customers' level of funding for new or additional information technology systems and services. Moreover, demand for these telecom companies' products and services may be reduced by a decline in overall demand for computer software and services. Recently, many of the companies whose common stocks are included in the Telecom HOLDRS were adversely affected by the general economic slowdown and by an abrupt decline in demand for many telecommunications products and services. This has had a significant negative impact on the market price of Telecom HOLDRS and has resulted in bankruptcy filings or balance sheet reorganizations of some of the companies whose common stocks are included in the Telecom HOLDRS. A continuation of the current economic downturn or other negative telecommunication's trends may cause customers of the companies included in the Telecom HOLDRS to reduce or eliminate information technology spending and cause price erosion throughout the telecom industry. In addition, the September 11, 2001 terrorist attacks in the United States and related military actions, as well as future events or effects occurring in response to or in connection with those developments, may reduce the amount and delay the timing of capital expenditures by corporations for telecommunication's products and services. Accordingly, no assurance can be given that the companies included in the Telecom HOLDRS will be able to increase or maintain current revenues.

    o Securities currently included in the Telecom HOLDRS, Sprint Corporation PCS Group and Sprint Corporation-FON Group, are tracking stocks and are therefore subject to additional risks relating to an investment in tracking stocks. The risks associated with tracking stocks include the following:

         o Stockholders of a tracking stock remain invested in the entire company issuing the tracking stock, even though the tracking stock is intended to reflect the operating performance of specific operations of a company's business. As a result, the performance and financial results of one of the tracked operations of Sprint Corporation could also negatively affect the market price of Sprint Corporation's other tracking stock and on the Telecom HOLDRS. This may also result in the market price of the tracking stock not solely reflecting the performance of the operations the tracking stock is intended to reflect.'

         o A holder of tracking stock does not have any direct voting rights to elect the management of the operations represented by the tracking stock or to make fundamental decisions affecting the tracked operations. The holders of tracking stock have voting rights that are similar to that of common shareholders of the company that issued the tracking stock, and would, along with the other shareholders, be limited to electing the management of the entire company rather than the management of the tracked operations. In addition, all of the shareholders of the company may be entitled to vote on fundamental decisions affecting the tracked operations. Consequently, the management of the company may make operational, financial and other decisions that may not be in the best interests of the holders of one of Sprint Corporation's tracking stocks or that favor one tracking stock to the detriment of the other tracking stock. For example, management of the company may decide to sell assets or discontinue operations relating to the tracked operations without the consent of the holders of the tracking stock and the consideration received on any sale of assets may be less than what would be received if the tracked operations were a separate company. In addition, management of the company could adversely change the terms of the tracking stock without seeking the approval of a majority of the holders of the tracking stock affected by the change.

         o Sprint Corporation has the option to convert PCS Group tracking stock into FON Group tracking stock. It is possible that the consideration received as a result of any conversion may be lower than the market price at the time of the deposit into the Telecom HOLDRS and that the security received in exchange may not reflect the economic performance of the tracked operations.


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


         o In the event of a dissolution of Sprint Corporation, the holders of the tracking stocks will not have preferential rights to the respective assets of the tracked operations of Sprint Corporation and these assets may become subject to liabilities attributable to the other group. In addition, any payment to the holders of the tracking stock as a result of a dissolution may be allocated between groups by a specified formula regardless of each group's relative contribution to the company as a whole.

         o On each additional issuance of any class of stock by Sprint Corporation, the voting rights, rights on dissolution and rights to dividends on Sprint Corporation tracking stocks will be diluted. In addition, any additional issuances of the PCS Group or FON Group tracking stock by Sprint Corporation, could dilute the value of each of the tracking stocks and the proceeds received on any additional issuance may not be allocated to the operations represented by the tracking stock.

     Generally, the terms of a tracking stock differ from those of the common stock of the same company. Please see the public filings of Sprint Corporation for more information on the PCS Group and FON Group tracking stocks. For information on where you can access Sprint's public filings, please see "Where you can find more information." Please also see Annex A for information on issuers of securities in the Telecom HOLDRS who have announced plans to issue tracking stock.

     o Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. Many telecommunications companies are active acquirors of other companies as part of their business plans. There can be no assurance that telecommunications companies will be able to integrate these acquired companies, which may result in failure to realize expected cost savings, increases in revenue and other projected benefits from such integration. There can be no assurance that telecommunications companies will be able to attract and retain qualified personnel from acquired businesses or be successful in integrating such personnel. Further, telecommunications companies may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

     o Inability to manage rapid growth could adversely affect financial reporting, customer service and revenues. Many telecommunications companies are rapidly expanding their networks and operations. This expansion has placed and will continue to place significant demands on the operating, financial control and billing systems, customer support, sales and marketing and administrative resources and network infrastructure of many telecommunications companies. This growth will require many telecommunications companies to enhance management, financial and information systems and to effectively develop and train their employee base.

     o Changes in the regulatory environments in which telecommunications companies operate could affect their ability to offer products and services. Communications services and products are subject to significant regulation at the federal, state, local and international levels. Delays in receiving required regulatory approvals and licenses or the enactment of new and adverse regulatory requirements may have a material adverse effect upon the ability of telecommunications companies to continue to offer existing and new products and services. In addition legislative, judicial, and regulatory agency actions could negatively affect the ability of many telecommunications companies to maintain required licenses or renew licenses upon their expiration.

     o If telecommunications companies do not adapt to the rapid changes in the industry, they could lose customers or market share. The telecommunications industry is changing rapidly due to, among other factors, deregulation initiatives in many countries, privatization of monopoly government telecommunications providers, technological improvements, expansion of telecommunications infrastructure and the globalization of the world's economies and trade. This period of rapid technological evolution is marked by the introduction of new products and services and increased availability of transmission capacity, as well as the increasing utilization of Internet-based technologies for voice and data transmission. The success of telecommunications companies will depend


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

          substantially on their ability to predict which of the many possible networks, products and services will be important to finance, establish and maintain. In particular, as telecommunications companies expand and develop their network further, they will become increasingly exposed to the risks associated with the relative effectiveness of their technology and equipment. The cost of implementation of technologies could be significant, and there can be no assurances that a telecommunications company will select appropriate technology and equipment or that it will obtain appropriate new technology on a timely basis or on satisfactory terms. The failure to obtain effective technology and equipment may adversely affect a telecommunications company ability to offer competitive products and services and the viability of its operations.

     o Virtually every aspect of the telecommunications industry is extremely competitive which could adversely affect the business, results of operations and financial conditions of many telecommunications companies. Many telecommunications companies face significant competition from other telecommunications companies with greater or equal market share and financial resources. Many telecommunications companies compete domestically and internationally with incumbent telecommunications providers, some of which have special regulatory status and exclusive rights to provide certain services, and all which have historically dominated local telecommunications. Many telecommunications companies also compete with long distance carriers for the provision of long distance services. Sometimes the incumbent telecommunications provider offers both local and long distance services. A continuing trend toward business combinations and alliances in the telecommunications industry may create significant new and larger competitors.

     o Inability to offer long distance on a profitable basis could adversely affect the revenues of many telecommunications companies. Many telecommunications companies offer domestic and international long distance services. The long distance market is extremely competitive. The risks associated with this market include the following:

          o the need to engage in significant price competition and discounting to attract and retain customers;

          o    high average customer turnover rates;

          o reliance on other carriers for a portion of transmission and termination services; and

          o    difficulty in estimating future supply and demand.

     o Inability to predict traffic volume could adversely affect the revenues of many telecommunications companies. Some telecommunications companies offering long distance services enter into long-term agreements for leased capacity on the land based or undersea cable and switches of other telecommunications companies. If capacity is leased in anticipation of traffic volumes that do not reach expected levels, telecommunications companies will have to pay for transmission capacity without corresponding revenues. Also, additional fees are often charged when a telecommunications company under-utilizes the capacity it leases. Conversely, if a telecommunications company underestimates its need for capacity, it often must obtain additional transmission capacity through more expensive sources.

     o System failures, interruptions or shutdowns may cause loss of customers. The success of many telecommunications companies depends upon their ability to deliver reliable, high-speed telecommunications service over their networks. The companies' networks are vulnerable to damage or cessation of operations from fire, earthquakes, severe storms, power loss and similar events, particularly if such events occur within a high traffic location of the network. As many of telecommunications companies increase both their capacity and reach, and as traffic volume continues to increase, they will be faced with increasing demands and challenges in managing circuit capacity and traffic management systems. Any prolonged failure of communications networks or other systems or hardware that causes interruptions to operations could seriously damage the reputation of such telecommunications companies and result in customer attrition and financial losses.

     o Many telecommunications companies may not be able to implement billing and customer information systems effectively and on schedule which could adversely affect their growth and ability to bill and receive payments from customers. Sophisticated billing and information systems are vital to the growth of many telecommunications companies and their ability to bill and receive payments from customers, reduce credit exposure and monitor costs. If these systems are not effectively implemented or are delayed, call details may not be accurately recorded and customer bills may not be generated promptly or accurately. This would adversely affect the business of these telecommunications companies since they would not be able to promptly collect on customer balances due them.

     o The international operations and investments of many telecommunication companies expose them to risks associated with the instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. The risks that telecommunications companies' international operations and investments are exposed to include:

          o    general economic, social and political conditions;

          o the difficulty of enforcing agreements and collecting receivables through certain foreign legal systems;

          o differing tax rates, tariffs, exchange controls or other similar restrictions;

          o    currency fluctuations; and

          o changes in and compliance with domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

     o Many telecommunications companies are dependent on their ability to continue to retain and attract highly skilled technical and managerial personnel to develop and operate their businesses. The success of many telecommunications companies is highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for such personnel and relationships is intense, especially in emerging markets. There is no certainty that any of these telecommunications companies will be able to continue to attract and retain qualified personnel.

                          HIGHLIGHTS OF TELECOM HOLDRS

     This discussion highlights information regarding Telecom HOLDRS; we present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Telecom HOLDRS.

Issuer.............................     Telecom HOLDRS Trust.

The trust..........................     The Telecom HOLDRS Trust was formed under the depositary trust agreement, dated as of January 24, 2000 among The Bank of New York, as trustee, Merrill
                                        Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Telecom HOLDRS and was amended on November 22, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor..................     Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Trustee............................     The Bank of New York, a New York state- chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement.  The Trustee is responsible for receiving deposits of underlying securities and delivering Telecom HOLDRS representing the underlying securities issued by the trust.  The trustee holds the underlying securities on behalf of the holders of Telecom HOLDRS.

Purpose of Telecom HOLDRS..........     Telecom HOLDRS are designed to achieve the following:

                                        Diversification. Telecom HOLDRS are designed to allow you to diversify your investment in the telecommunications industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                                        Flexibility. The beneficial owners of Telecom HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Telecom HOLDRS, and can cancel their Telecom HOLDRS to receive each of the underlying securities represented by the Telecom HOLDRS.

                                        Transaction costs. The expenses associated with buying and selling Telecom
                                        HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets.......................     The trust holds shares of common stock issued by specified companies that, when initially selected, were involved in the telecommunications industry.
                                        Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the Depositary Trust Agreement--Distributions" and
                                        "--Reconstitution events." There are currently 15 companies included in the
                                        Telecom HOLDRS.

                                        The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Telecom HOLDRS.................     The trust has issued and may continue to issue, Telecom HOLDRS that represent an undivided beneficial ownership interest in the shares of
                                        U.S.-


                                                         11


                                        traded common stock that are held by the trust. The Telecom HOLDRS themselves are separate from the underlying securities that are represented by the Telecom HOLDRS.

                                        The following chart provides:

                                        o   the names of the 15 issuers of the underlying securities currently represented by a Telecom HOLDRS,

                                        o   the stock ticker symbols,

                                        o   the share amounts currently represented by a round-lot of 100
                                            Telecom HOLDRS, and

                                        o   the principal U.S. market on which the securities of the selected companies are traded.


                                                                                              Share      Primary
                                        Name of Company                          Ticker      Amounts     Trading Market
                                        ---------------                          ------      -------     --------------
                                        ALLTEL Corp.                               AT              2          NYSE
                                        AT&T Corp.                                 T               5          NYSE
                                        AT&T Wireless Services                    AWE          8.045          NYSE
                                        BCE Inc.                                  BCE              5          NYSE
                                        BellSouth Corp.                           BLS             15          NYSE
                                        Cincinnati Bell Inc. (1)                  CBB              2          NYSE
                                        CenturyTel, Inc.                          CTL              1          NYSE
                                        Level 3 Communications, Inc.              LVLT             3         NASDAQ
                                        Nextel Communications, Inc.               NXTL             6         NASDAQ
                                        Qwest Communications
                                         International Inc.                        Q         12.91728         NYSE
                                        SBC Communications Inc.                   SBC             27          NYSE
                                        Sprint Corporation--FON Group             FON              6          NYSE
                                        Sprint Corporation--PCS Group             PCS              6          NYSE
                                        Telephone and Data Systems, Inc.          TDS              1          AMEX
                                        Verizon Communications                     VZ          21.76          NYSE

                                        (1) Effective May 27, 2003, Broadwing Inc., a component of Telecom HOLDRS, changed its name to Cincinnati Bell Inc. Cincinnati Bell trades on the New
                                        York Stock Exchange under ticker symbol "CBB."

                                        The companies whose common stocks were included in the Telecom HOLDRS at the time the Telecom HOLDRS were originally issued generally were considered to be among the 20 largest and most liquid companies involved in the telecommunications industry as measured by market capitalization and trading volume on December 15, 1999. The market capitalization of a company is determined by multiplying the market price of its common stock by the number of outstanding shares of its common stock.


                                        The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, Telecom HOLDRS in a round-lot of 100 Telecom HOLDRS and round-lot multiples. The trust will only issue Telecom HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Telecom
                                        HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Telecom HOLDRS, the trust may require a minimum of more than one round-lot of 100 Telecom HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Telecom HOLDRS.

                                        The number of outstanding Telecom HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The


                                                         12


                                        trust will stand ready to issue additional Telecom HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.


Purchases..........................     You may acquire Telecom HOLDRS in two ways:



                                        o   through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee, or

                                        o   through a cash purchase in the secondary trading market.

Issuance and cancellation fees.....     If you wish to create Telecom HOLDRS by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Telecom
                                        HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Telecom HOLDRS. If you wish to cancel your Telecom HOLDRS and withdraw your underlying securities, The Bank of New
                                        York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Telecom HOLDRS.

Commissions........................     If you choose to deposit underlying securities in order to receive Telecom
                                        HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker, in addition to the issuance fee charged by the trustee described above.

Custody fees.......................     The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Telecom HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Telecom HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Telecom
HOLDRS.............................     You have the right to withdraw the underlying securities upon request by delivering a round- lot or integral multiple of a round-lot of Telecom
                                        HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Telecom HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share.
                                        Except with respect to the right to vote for dissolution of the trust, the
                                        Telecom HOLDRS themselves will not have voting rights.


Rights relating to the underlying
securities.........................     Telecom HOLDRS represents your beneficial ownership of the underlying securities. Owners of Telecom HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially outside of Telecom
                                        HOLDRS. These include the right to instruct the trustee to vote the underlying securities or you may attend shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying

                                                         13


                                        securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Telecom HOLDRS and the right to surrender Telecom HOLDRS to receive the underlying securities. Telecom
                                        HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections
                                        13(d) and 16(a) of the Securities Exchange Act of 1934. As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Telecom HOLDRS.
                                        However, due to the nature of Telecom HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Telecom HOLDRS (and pay the applicable fees) and receive all of the underlying securities.


                                        A holder of Telecom HOLDRS is not a registered owner of the underlying securities. In order to become a registered owner, a holder of Telecom
                                        HOLDRS would need to surrender their Telecom HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

                                        You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Telecom HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Telecom HOLDRS in "street name" through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

                                        The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a Standard & Poor's GICS sector classification that is different from the GICS sector classifications represented in the
                                        Telecom HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit, or may lapse.

                                        There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Telecom HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.


                                        If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Telecom HOLDRS (and pay the applicable


                                                         14


                                        fees and expenses) and receive all of your underlying securities in exchange for your Telecom HOLDRS. For specific information about obtaining your underlying securities, you should read the discussion under the caption
                                        "Description of the Depositary Trust Agreement -Withdrawal of underlying securities."


Ownership rights in fractional
shares in the underlying
securities.........................     As a result of distributions of securities by companies included in the
                                        Telecom HOLDRS or other corporate events, such as mergers, a Telecom HOLDR may represent an interest in a fractional share of an underlying security.
                                        You are entitled to receive distributions proportionate to your fractional shares. In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Telecom HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 round-lots of 100 Telecom HOLDRS are outstanding and each round-lot of 100
                                        Telecom HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Telecom
                                        HOLDRS. If holders of 50,000 round-lots of 100 Telecom HOLDRS vote their underlying securities "yes" and holders of 50,001 round-lots of 100 Telecom
                                        HOLDRS vote their underlying securities "no", there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the
                                        .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.


Reconstitution events..............     The depository trust agreement provides for the automatic distribution of underlying securities from the Telecom HOLDRS to you in the following four circumstances:

                                        A.  If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then the trustee will distribute the shares of that company to the owners of the Telecom HOLDRS.

                                        B.  If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of
                                            1940, and the trustee has actual knowledge of the SEC finding, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Telecom
                                            HOLDRS.

                                        C.  If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, or other corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company or the securities received in exchange for the securities of the underlying issuer whose securities cease to be outstanding to the beneficial owners of Telecom HOLDRS, only if the distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Telecom HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq


                                                         15


                                            National Market System. In any other case, the additional securities received will be deposited into the trust.

                                        D.  If an issuer's underlying securities are delisted from trading on a U.S.
                                            national securities exchange or through the Nasdaq National Market
                                            System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.


                                        To the extent a distribution of underlying securities from the Telecom
                                        HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

                                        In addition, securities of a new company will be added to the Telecom
                                        HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a Standard and Poor's GICS sector classification that is different from the GICS sector classification of any other security then included in the Telecom HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange or through the
                                        Nasdaq National Market System.

                                        It is anticipated, as a result of the broadly defined Standard & Poor's GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in Telecom HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Telecom HOLDRS or distributed to you.


Standard & Poor's
sector classifications.............     Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification
                                        Standard, referred to herein as "GICS," which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective as of January 2, 2002. There are 10
                                        Standard & Poor's GICS sectors and each class of publicly traded securities of a company is given only one GICS sector classification. The securities included in the Telecom HOLDRS are currently represented in the
                                        Telecommunication Services GICS sector. The Standard & Poor's GICS sector classifications of the securities included in the Telecom HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

Termination events.................     A.  The Telecom HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Telecom HOLDRS are delisted.


                                                         16


                                        B.  The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce,
                                            Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

                                        C.  Beneficial owners of at least 75% of outstanding Telecom HOLDRS vote to dissolve and liquidate the trust.

                                        If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

                                        Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Telecom HOLDRS surrendered, along with any taxes or other governmental charges, if any.

United States Federal income tax
consequences.......................     The United States federal income tax laws will treat a U.S. holder of Telecom
                                        HOLDRS as directly owning the underlying securities. The Telecom HOLDRS themselves will not result in any United States federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing............................     The Telecom HOLDRS are listed on the American Stock Exchange under the symbol "TTH" On July 1, 2003, the last reported sale price of the Telecom
                                        HOLDRS on the American Stock Exchange was $27.66.

Trading............................     If Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Telecom HOLDRS. Bid and ask prices, however, are quoted per single Telecom HOLDRS.

Clearance and settlement...........     Telecom HOLDRS have been issued only in book-entry form. Telecom
                                        HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Telecom HOLDRS."

                                    THE TRUST

     General. This discussion highlights information about the Telecom HOLDRS trust. You should read this information, information about the depositary trust agreement, as well as the depositary trust agreement and the amendment to the depositary trust agreement before you purchase Telecom HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

     The Telecom HOLDRS trust. The trust was formed pursuant to the depositary trust agreement, dated as of January 24, 2000. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Telecom HOLDRS trust is not a registered investment company under the Investment Company Act of 1940.

     The Telecom HOLDRS trust is intended to hold deposited shares for the benefit of owners of Telecom HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040 or earlier if a termination event occurs.

                          DESCRIPTION OF TELECOM HOLDRS

     The trust has issued Telecom HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Telecom HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

     You may only acquire, hold, trade and surrender Telecom HOLDRS in a round-lot of 100 Telecom HOLDRS and round-lot multiples. The trust will only issue Telecom HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Telecom HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Telecom HOLDRS, the trust may require a minimum of more than one round-lot of 100 Telecom HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Telecom HOLDRS.

     Telecom HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Telecom HOLDRS--The Telecom HOLDRS."

     Beneficial owners of Telecom HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Telecom HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Telecom HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

     The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Telecom HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Telecom HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Telecom HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

     Telecom HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Telecom HOLDRS are available only in book-entry form. Owners of Telecom HOLDRS may hold their Telecom HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

     Selection criteria. The underlying securities are the common stocks of a group of specified companies that, at the time of selection, were involved in various segments of the telecommunications industry and whose common stock is registered under section 12 of the Securities Exchange Act of 1934. The issuers of the underlying securities were as of December 15, 1999, among the largest capitalized and most liquid companies in the telecommunications industry as measured by market capitalization and trading volume.

     The Telecom HOLDRS may no longer consist exclusively of securities issued by companies involved in the telecommunications industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the telecommunications industry and will undertake to make adequate disclosure when necessary.

     Underlying securities. For a list of the underlying securities represented by Telecom HOLDRS, please refer to "Highlights of Telecom HOLDRS-- The Telecom HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

     No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Telecom HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any of their affiliates.

     General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

         The following table sets forth the composite performance of all of the 15 underlying securities represented by a single Telecom HOLDR, measured at the close of the business day on November 17, 1998, the first date when all of the underlying securities were publicly traded and thereafter as of the end of each month through June 30, 2003. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.


                        Closing                       Closing                        Closing                      Closing
1999                    Price      2001               Price        2002              Price      2003              Price

November 17...........  71.15      January 31.......  56.00        January 31......  39.06      January 31......  24.95
November 30...........  72.48      February 28......  51.32        February 28.....  37.31      February 28.....  22.80
December 31...........  73.14      March 30.........  47.94        March 29........  36.70      March 31........  22.65
2000                               April 30.........  50.27        April 30........  31.53      April 30........  24.83
January 31............  72.91      May 31...........  49.32        May 31..........  33.06      May 30..........  26.44
February 29...........  68.25      June 29..........  47.80        June 28.........  29.15      June 30.........  27.31
March 31..............  77.09      July 31..........  48.49        July 31.........  25.64
April 28..............  73.73      August 31........  44.19        August 30.......  25.02
May 31................  63.02      September 28.....  46.43        September 30....  21.47
June 30...............  62.88      October 31.......  40.07        October 31......  27.79
July 31...............  58.87      November 30......  40.62        November 29.....  28.80
August 31.............  58.12      December 31......  41.41        December 31.....  26.77
September 29..........  58.40
October 31............  61.69
November 30...........  54.25
December 31...........  50.25


                                [OBJECT OMITTED]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

     General. The depositary trust agreement, dated as of January 24, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Telecom HOLDRS, provides that Telecom HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

     The trustee. The Bank of New York serves as trustee for the Telecom HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

     Issuance, transfer and surrender of Telecom HOLDRS. You may create and cancel Telecom HOLDRS only in round-lots of 100 Telecom HOLDRS. You may create Telecom HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Telecom HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Telecom HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Telecom HOLDRS, the trust may require a minimum of more than one round-lot of 100 Telecom HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Telecom HOLDRS. Similarly, you must surrender Telecom HOLDRS in integral multiples of 100 Telecom HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Telecom HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

     Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

     Under the depositary trust agreement, any beneficial owner of Telecom HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Telecom HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

     Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Telecom HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such securities have a different Standard & Poor's GICS sector classification than any of the underlying securities in the Telecom HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

     You will be obligated to pay any tax or other charge that may become due with respect to Telecom HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Telecom HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Telecom HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

     Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from the Telecom HOLDRS to you in the following four circumstances:

     A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Telecom HOLDRS.

     B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Telecom HOLDRS.

     C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Telecom HOLDRS, only if the distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Telecom HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the NASDAQ National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

     D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

     To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

     As provided in the depositary trust agreement, securities of a new company will be added to the Telecom HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor's GICS sector classification than the underlying securities represented in the Telecom HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

     It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Telecom HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Telecom HOLDRS will be distributed from the Telecom HOLDRS to you.

     Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company is given only one GICS sector. The securities included in the Telecom HOLDRS are currently represented in the Telecommunication Services GICS sector. The Standard & Poor's GICS sector classifications of the securities included in the Telecom

HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

     Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

     Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

     Withdrawal of underlying securities. You may surrender your Telecom HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Telecom HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Telecom HOLDRS.

     Further issuances of Telecom HOLDRS. The depositary trust agreement provides for further issuances of Telecom HOLDRS on a continuous basis without your consent.

     Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Telecom HOLDRS will surrender their Telecom HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Telecom HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Telecom HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Telecom HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

     If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

     Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Telecom HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Telecom HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Telecom HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Telecom HOLDRS.

     Issuance and cancellation fees. If you wish to create Telecom HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Telecom HOLDRS. If you wish to cancel your Telecom HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Telecom HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

     Commissions. If you choose to create Telecom HOLDRS, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

     Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Telecom HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Telecom HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

     Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

     Governing law. The depositary trust agreement and the Telecom HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

     Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Telecom HOLDRS.

     The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

     The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Telecom HOLDRS for:

     o    a citizen or resident of the United States;

     o a corporation or partnership created or organized in the United States or under the laws of the United States;

     o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

     o a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (each of the above, a "U.S. receipt holder"); and

     o any person other than a U.S. receipt holder (a "Non-U.S. receipt holder").

     This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, and investors who acquire or hold any Telecom HOLDRS as part of a conversion, straddle or other hedging transaction. In addition, this discussion generally is limited to investors who will hold the Telecom HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Moreover, this discussion does not address Telecom HOLDRS held by a foreign partnership or other foreign flow through entities. We recommend that you consult with your own tax advisor.

Taxation of the trust

     The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Telecom HOLDRS

     A receipt holder purchasing and owning Telecom HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Telecom HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

     Pursuant to recently enacted legislation, qualified dividend income received in respect of Telecom HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates. Qualified dividend income includes dividends received from domestic corporations and "qualified foreign corporations," as such term is defined below under "Special considerations with respect to underlying securities of foreign issuers." In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Telecom HOLDRS.

     A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Telecom HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Telecom HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Telecom HOLDRS. Similarly, with respect to sales of Telecom HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Telecom HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

     The distribution of any securities by the trust upon the surrender of Telecom HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

     The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Telecom HOLDRS will reduce the amount realized with respect to the underlying securities.

     A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

     If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

     As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a "qualified foreign corporation" will be eligible for U.S. federal income taxation at preferential rates under recently enacted legislation. A qualified foreign corporation includes:

  o a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty that includes an exchange of information program, and

  o a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States,

but will not include:

  o  a passive foreign investment company (as defined below),

  o  a foreign personal holding company (as specially defined in the Code), or

  o  a foreign investment company (as specially defined in the Code).

The Treasury Department is expected to issue guidance regarding these requirements.

     If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value, determined at the spot rate on the date of the payment, regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

     Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute passive income or, in the case of some U.S. holders, financial services income. For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

     Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. If any of the underlying securities are securities of a foreign issuer, holders of Telecom HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes.

     Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a passive foreign investment company (a "PFIC"). We do not believe that any of the foreign issuers of the underlying securities is currently a PFIC and do not anticipate that any issuer will become a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

     o    at least 75% of its gross income is "passive income;" or

     o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

     Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

     If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Telecom HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder has made one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

     A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, it is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

     With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non-U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

     A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Telecom HOLDRS or of the underlying securities unless:

     o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

     o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

     o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non- U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

     Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

Backup withholding and information reporting

     Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

     The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

     The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

     Any plan fiduciary which proposes to have a plan acquire Telecom HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Telecom HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

     In accordance with the depositary trust agreement, the trust issued Telecom HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Telecom HOLDRS. The trust delivered the initial distribution of Telecom HOLDRS against deposit of the underlying securities in New York, New York on approximately February 3, 2000.

     Investors who purchase Telecom HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Telecom HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in such transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Telecom HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                  LEGAL MATTERS

     Legal matters, including the validity of the Telecom HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Telecom HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Telecom HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Telecom HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

     The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Securities Exchange Act of 1934. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

     Because the securities of the issuers of the underlying securities are registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

     The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Telecom HOLDRS. This prospectus relates only to Telecom HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Telecom HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Telecom HOLDRS, have been publicly disclosed.

                                     ANNEX A

     This annex forms an integral part of the prospectus.

     The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 1998, 1999, 2000, 2001 and 2002, through June 2003. As a result of the conversion to decimal reporting of trading prices by the markets on which the underlying securities trade, all market prices beginning from January 2001 provided in the following tables are given in decimal form. All historical market prices provided in fractions in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. An asterisk (*) denotes that no shares of the issuer were outstanding during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.


                                ALLTEL CORP. (AT)

     ALLTEL Corporation provides telecommunications services to customers in the United States and information services to customers throughout the world. The communications services segment offers wireline, wireless, long distance, competitive local exchange carrier, Internet access, personal communications services, and network management operations. It also sells telecommunications products and publishes telephone directories. The information services segment provides a wide range of services primarily to the telecommunications industries and also develops and markets software to telecommunications companies who offer their own information services. ALLTEL also owns subsidiaries that provide wireless and wireline local, long-distance, network access and Internet services, and information processing management services and advanced application software.

             Closing                Closing                Closing              Closing             Closing            Closing
   1998       Price       1999       Price       2000       Price       2001    Price       2002     Price     2003    Price
   ----       -----       ----       -----       ----       -----       ----    -----       ----     -----     ----    -----
January      42 3/4     January     64 9/16    January     66 3/4     January    59.18    January     55.48  January    46.87
February     45 11/16   February    59 7/8     February    58         February   53.70    February    55.65  February   43.42
March        43 11/16   March       62 3/8     March       63 1/16    March      52.46    March       55.55  March      44.76
April        42 3/4     April       67 7/16    April       66 5/8     April      54.61    April       49.50  April      46.86
May          39 7/16    May         71 11/16   May         65 5/8     May        57.99    May         51.49  May        47.88
June         46 1/2     June        71 1/2     June        61 15/16   June       61.26    June        47.00  June       48.22
July         41 15/16   July        71  13/16  July        61 5/8     July       61.65    July        40.52
August       44 7/8     August      67 5/8     August      50 37/64   August     58.00    August      42.06
September    47 1/8     September   70 3/8     September   52 3/16    September  57.95    September   40.13
October      46 13/16   October     83 1/4     October     64 7/16    October    57.14    October     49.71
November     53         November    86 1/2     November    61 1/4     November   65.08    November    55.08
December     59 13/16   December    82 11/16   December    62 7/16    December   61.73    December    51.00

The closing price on July 1, 2003 was $49.26.

                                 AT&T CORP. (T)

     AT&T Corp. provides voice, data, and video communications services to residential consumers, large and small businesses and government entities in the United States. AT&T has also entered into alliances with international telecommunications services providers throughout the world to broaden the geographic range of its service offerings. AT&T provides domestic and international long distance, regional, local and wireless telecommunications services, and Internet communications services. AT&T also provides directory and calling card services to support its communications business. AT&T markets and sells many of its services through it own direct sales force.


             Closing                 Closing                Closing            Closing           Closing            Closing
    1998      Price      1999        Price         2000     Price     2001     Price    2002     Price     2003     Price
------------------------------------------------------------------------------------------------------------------------------------
 January     208 3/4     January     302 1/2       January  263 3/4   January  119.95  January   88.50    January   19.48
 February    203 23/64   February    273 3/4       February 246 7/8   February 115.00  February  77.70    February  18.54
 March       219 9/64    March       266 1/64      March    281 9/16  March    106.50  March     78.50    March     16.20
 April       200 25/64   April       252 1/2       April    233 1/8   April    114.10  April     65.60    April     17.05
 May         202 57/64   May         277 1/2       May      173 7/16  May      105.85  May       59.85    May       19.49
 June        190 25/64   June        279 1/16      June     159 1/16  June     110.00  June      53.50    June      19.25
 July        202 7/64    July        260 5/8       July     154 11/16 July     101.05  July      50.90
 August      167 7/64    August      225           August   156 61/64 August    95.20  August    61.10
 September   194 49/64   September   217 1/2       September146 7/8   September 96.50  September 60.05
 October     208 23/64   October     233 3/4       October  115 15/16 October   76.25  October   65.20
 November    207 17/64   November    279 3/8       November  98 1/8   November  87.45  November  28.04
 December    252 1/2     December    254 1/16      December  86 1/4   December  92.00  December  26.11

The closing price on July 1, 2003 was $19.18.


                       AT&T WIRELESS SERVICES, INC. (AWE)

     AT&T Wireless Services, Inc. is a provider of wireless voice and data services using time division multiple access (TDMA), global system for mobile communications (GSM) and general packet radio service (GPRS) technologies. AT&T Wireless Services offers wireless voice and data communications services to residential and business consumers in the United States. Through a wholly-owned subsidiary, AT&T Wireless Services also develops multimedia content, applications and services that can be offered over its data networks. AT&T Wireless Services was spun off from AT&T Corp. in July 2001. Prior to that time AT&T Wireless Services, Inc. traded as a tracking stock of AT&T Corp., as AT&T Wireless Group. The historical prices listed below from March 2000 through July 2001 reflect the performance of AT&T Wireless Group as a tracking stock.

             Closing            Closing             Closing           Closing           Closing             Closing
    1998      Price     1999     Price      2000     Price     2001    Price    2002     Price     2003     Price
---------------------------------------------------------------------------------------------------------------------
 January        *      January     *      January      *     January    25.97  January    11.50   January     6.07
 February       *      February    *      February     *     February   21.01  February   10.09   February    5.91
 March          *      March       *      March        *     March      19.18  March       8.95   March       6.60
 April          *      April       *      April       31.94  April      20.10  April       8.95   April       6.46
 May            *      May         *      May         28.56  May        17.45  May         8.11   May         7.77
 June           *      June        *      June        27.78  June       16.35  June        5.85   June        8.21
 July           *      July        *      July        27.50  July       18.69  July        4.69
 August         *      August      *      August      26.08  August     15.50  August      4.94
 September      *      September   *      September   20.75  September  14.94  September   4.12
 October        *      October     *      October     24.94  October    14.44  October     6.87
 November       *      November    *      November    18.00  November   13.97  November    7.55
 December       *      December    *      December    17.31  December   14.37  December    5.65

The closing price on July 1, 2003 was $8.51.

                                 BCE INC. (BCE)

     BCE, Inc. is a communications company that provides residential and business customers in Canada with wireline and wireless telecommunications products and services, satellite communications and direct-to-home television services, systems integration expertise, electronic commerce solutions and high-speed Internet access. BCE's services are provided largely through Bell Canada, Bell Globemedia, which holds BCE's media interests and BCE Emergis, through which BCE conducts its e-commerce business.

             Closing              Closing              Closing             Closing             Closing            Closing
   1998       Price      1999      Price      2000      Price      2001     Price      2002     Price     2003     Price
------------------------------------------------------------------------------------------------------------------------------------
January      31 1/4    January    44 5/8    January    102 3/16  January      28.56  January     21.96  January     18.94
February     35 9/16   February   40 7/16   February   109 15/16 February     26.65  February    20.87  February    18.74
March        41 3/4    March      44 5/16   March      125 7/16  March        22.51  March       17.62  March       18.32
April        42 9/16   April      45 11/16  April      114 3/4   April        24.95  April       17.49  April       19.82
May          46 1/16   May        46 1/16   May        23        May          25.38  May         18.51  May         22.02
June         42 11/16  June       49 5/16   June       23 13/16  June         26.30  June        17.42  June        23.11
July         40 5/16   July       49 11/16  July       22 13/16  July         26.73  July        16.53
August       32 3/16   August     46 3/4    August     22 25/64  August       24.82  August      18.16
September    27 15/16  September  49 13/16  September  23 3/8    September    22.05  September   17.70
October      34 1/16   October    60 1/4    October    27 1/16   October      22.13  October     17.35
November     35 9/16   November   67 5/8    November   27 3/8    November     23.02  November    18.32
December     37 15/16  December   90 3/16   December   28 15/16  December     22.80  December    18.01

The closing price on July 1, 2003 was $23.02.

                              BELLSOUTH CORP. (BLS)

     BellSouth Corporation offers voice and data services in the United States and internationally. BellSouth's operations include wireline communications, domestic wireless, and advertising and publishing. Its wireline communications segment offers local exchange, network access and long distance services in the southeastern United States. BellSouth provides domestic wireless voice and data services through Cingular Wireless, a joint venture with SBC communications, and also offers broadband data and e-commerce solutions, including Web hosting and other Internet services, to business customers. The advertising and publishing segment prints and sells advertising in telephone directories. BellSouth markets its products primarily through its own sales representatives.

             Closing              Closing             Closing             Closing            Closing            Closing
   1998       Price      1999      Price      2000     Price      2001     Price     2002     Price     2003     Price
------------------------------------------------------------------------------------------------------------------------------------
January      30 9/32   January    44 5/8    January   46 15/16  January     42.14  January     40.00  January     22.78
February     30 15/32  February   46 1/2    February  40 9/16   February    41.96  February    38.76  February    21.67
March        33 23/32  March      40 1/16   March     46 7/8    March       40.92  March       36.86  March       21.67
April        32 3/32   April      44 1/2    April     48 11/16  April       41.96  April       30.35  April       25.49
May          32 1/4    May        47 3/16   May       46 11/16  May         41.23  May         33.28  May         26.51
June         33 9/16   June       46 1/8    June      42 5/8    June        40.27  June        31.50  June        26.63
July         34 3/8    July       48 1/16   July      39 13/16  July        40.70  July        26.85
August       34 9/32   August     45 1/4    August    37 21/64  August      37.30  August      23.32
September    37 5/8    September  45        September 40 1/2    September   41.55  September   18.36
October      39 25/32  October    45        October   48 5/16   October     37.00  October     26.15
November     43 5/8    November   46 1/16   November  41 13/16  November    38.50  November    27.80
December     49 7/8    December   46 13/16  December  40 15/16  December    38.15  December    25.87

---------------------------------------------------------------------------------------------------------------------

The closing price on July 1, 2003 was $27.08.

                           CINCINNATI BELL INC. (CBB)

     Cincinnati Bell Inc. (formerly known as Broadwing Inc.) is a local and national provider of data and voice communications services, and a regional provider of wireless communications services. Cincinnati Bell operates in four business segments: broadband, local, wireless and other. The broadband segment provides nationwide data and voice communications services. The local segment provides local telephone service, network access, data transport, high-speed and dial-up Internet access, as well as other ancillary products and services to customers in southwestern Ohio, northern Kentucky and southeastern Indiana. The wireless segment provides advanced wireless digital personal communications services and sales of related communications equipment to customers in its Greater Cincinnati and Dayton, Ohio operating areas. The other segment resells voice long distance service to businesses and residential customers in the Greater Cincinnati and Dayton, Ohio, areas and provides payphone services in approximately 14 states.


             Closing              Closing             Closing             Closing            Closing            Closing
   1998       Price      1999      Price      2000     Price      2001     Price     2002     Price     2003     Price
------------------------------------------------------------------------------------------------------------------------------------
January      35 13/16  January    20 5/16   January   38        January     28.08  January      7.99  January      3.99
February     32        February   19 3/4    February  29 11/16  February    23.52  February     6.28  February     3.76
March        35 5/8    March      22 7/16   March     37 3/16   March       19.15  March        6.99  March        4.00
April        38 1/4    April      22 11/16  April     28 5/16   April       24.80  April        6.60  April        4.63
May          31 13/16  May        24 3/16   May       23 13/16  May         24.69  May          3.82  May          5.10
June         28 5/8    June       24 15/16  June      26 1/16   June        24.45  June         2.60  June         6.70
July         32 1/8    July       21 1/4    July      26 1/4    July        24.31  July         2.03
August       23 1/2    August     18 1/2    August    27 15/16  August      17.96  August       3.22
September    26        September  19 7/16   September 25 9/16   September   16.08  September    1.98
October      25 15/16  October    20 13/16  October   28 1/4    October      9.26  October      2.28
November     31 1/2    November   29        November  21 1/2    November     9.52  November     4.04
December     37 13/16  December   36 7/8    December  22 13/16  December     9.50  December     3.52

The closing price on July 1, 2003 was $6.82.



                             CENTURYTEL, INC. (CTL)

     CenturyTel, Inc. is a regional integrated communications company engaged primarily in providing local exchange telephone, wireless communications and Internet access and data services in approximately 22 states in the United States. CenturyTel local telephone operations offers its services primarily in rural and smaller suburban areas in its coverage area. CenturyTel also provides long distance, Internet operations, call center operations and home and business security and monitoring services in certain local and regional markets.

             Closing              Closing             Closing             Closing            Closing            Closing
   1998       Price      1999      Price      2000     Price      2001     Price     2002     Price     2003     Price
------------------------------------------------------------------------------------------------------------------------------------
January      23 7/16   January    45 21/64  January   38 5/8    January     31.38  January     30.78  January     30.33
February     27 7/64   February   41 11/64  February  33 5/8    February    28.82  February    33.20  February    27.40
March        27 11/64  March      46 53/64  March     37 1/8    March       28.75  March       34.00  March       27.60
April        28 3/8    April      40 1/4    April     24 1/2    April       27.18  April       27.70  April       29.45
May          29 35/64  May        38 5/16   May       27        May         28.44  May         31.00  May         33.67
June         30 37/64  June       39 3/4    June      28 3/4    June        30.30  June        29.50  June        34.85
July         33 11/64  July       42 3/4    July      29 5/16   July        30.96  July        26.60
August       30 1/4    August     39 5/16   August    28 13/16  August      35.05  August      27.05
September    31 1/2    September  40 5/8    September 27 1/4    September   33.50  September   22.43
October      37 7/8    October    40 7/16   October   38 1/2    October     31.60  October     28.33
November     38        November   46        November  35 3/16   November    33.80  November    30.88
December     45        December   47 3/8    December  35 3/4    December    32.80  December    29.38

The closing price on July 1, 2003 was $34.93.

                       LEVEL 3 COMMUNICATIONS, INC. (LVLT)

     Level 3 Communications, Inc. provides, a broad range of integrated communications services through technology and equipment that it owns or leases. Level 3 currently has two primary business segments: information services and product services. Level 3 has created an international Internet technology-based network consisting of both local and long distance networks. Level 3 currently offers broadband transport services, colocation services, submarine transmission services, computer operations outsourcing, Internet access and related services, which allow its customers to utilize its facilities network and support services rather than investing in their own. Level 3 also has operations in the coal mining business and in the alternative energy business.

             Closing              Closing              Closing               Closing            Closing           Closing
   1998       Price      1999      Price     2000       Price      2001      Price     2002     Price    2003     Price
------------------------------------------------------------------------------------------------------------------------------------
January      19 15/16  January    52 3/8   January    117 15/16  January      40.68  January      3.00  January     5.05
February     24 3/4    February   56       February   113 7/8    February     25.31  February     3.02  February    4.94
March        35 13/16  March      72 13/16 March      105 3/4    March        17.37  March        3.56  March       5.16
April        31        April      90 1/16  April      89         April        14.23  April        4.08  April       5.70
May          25 1/32   May        78 1/2   May        76 5/16    May          11.20  May          4.50  May         6.95
June         37        June       60 1/16  June       88         June          5.49  June         2.95  June        6.66
July         41 1/4    July       53       July       68 7/16    July          4.47  July         7.06
August       29 25/32  August     59 3/4   August     87 15/64   August        3.82  August       5.18
September    31 15/16  September  52 7/32  September  77 1/8     September     3.78  September    3.89
October      32 9/16   October    68 3/8   October    47 11/16   October       3.44  October      4.75
November     34 1/2    November   67 13/16 November   26 7/8     November      5.58  November     6.10
December     43 1/8    December   81 7/8   December   32 13/16   December      5.00  December     4.90

The closing price on July 1, 2003 was $6.03


                       NEXTEL COMMUNICATIONS, INC. (NXTL)

     Nextel Communications, Inc. provides digital mobile communications services throughout the United States. Nextel's network offers wireless communications with digital voice, text and numeric paging capabilities and a digital two-way radio feature that allows users to instantly contact other Nextel users. Nextel's digital mobile network utilizes a single transmission technology, integrated Digital Enhanced Network (iDEN) technology. Nextel's customers can also access a wide range of services on their Internet-ready handsets through the Nextel Wireless Web. Nextel also has ownership interests in international wireless companies operating in Latin America, Asia and Canada.

             Closing              Closing             Closing             Closing            Closing            Closing
   1998       Price      1999      Price      2000     Price      2001     Price     2002     Price     2003     Price
------------------------------------------------------------------------------------------------------------------------------------
January      13 21/32  January    16        January   53 3/16   January     34.31  January      8.05  January     12.62
February     14 25/32  February   15 1/32   February  68 3/8    February    24.06  February     4.99  February    14.08
March        16 7/8    March      18 5/16   March     74 1/8    March       14.37  March        5.38  March       13.39
April        14 11/32  April      20 15/32  April     54 23/32  April       16.25  April        5.51  April       14.76
May          11 25/32  May        18 7/16   May       46 5/16   May         15.92  May          4.86  May         14.99
June         12 7/16   June       25 3/32   June      61 3/16   June        17.50  June         3.21  June        18.07
July         13 25/64  July       26 25/32  July      55 15/16  July        16.65  July         5.73
August        9 1/32   August     28 29/32  August    55 7/16   August      12.08  August       7.61
September    10 3/32   September  33 29/32  September 46 3/4    September    8.64  September    7.55
October       9 1/16   October    43 3/32   October   38 7/16   October      7.95  October     11.28
November     10 3/4    November   49 9/16   November  31        November    10.71  November    13.75
December     11 13/16  December   51 9/16   December  24 3/4    December    10.96  December    11.55


The closing price on July 1, 2003 was $18.36.

                   QWEST COMMUNICATIONS INTERNATIONAL INC. (Q)

     Qwest Communications International Inc. is a communications company that provides local telecommunications and related services, wireless services and directory services. Qwest offers Internet, wireless, data and long-distance services, and provides exchange access services that connect customers to the facilities of interexchange carriers and interconnection between Qwest's telecommunications network and competitive local exchange carriers. Qwest also provides access to its telecommunications network, including information technologies, and publishes telephone directories and provides electronic directory and other information services.

             Closing              Closing             Closing             Closing            Closing           Closing
   1998       Price      1999      Price     2000      Price      2001     Price     2002    Price     2003     Price
------------------------------------------------------------------------------------------------------------------------------------
January      17 23/32  January    29 31/32 January    39 3/8    January     42.12  January    10.50  January      4.52
February     17 9/16   February   30 23/32 February   46 1/4    February    36.97  February    8.70  February     3.58
March        19 7/16   March      36 3/64  March      48        March       35.05  March       8.22  March        3.49
April        19 9/32   April      42 23/32 April      43 9/16   April       40.90  April       5.03  April        3.77
May          16 17/32  May        42 5/8   May        42 5/16   May         36.74  May         5.16  May          4.49
June         17 7/16   June       33 1/16  June       49 11/16  June        31.87  June        2.80  June         4.78
July         20 3/16   July       29 1/2   July       49 3/4    July        26.00  July        1.28
August       12 1/2    August     28 3/4   August     51 33/64  August      21.50  August      3.28
September    15 21/32  September  29 9/16  September  48 1/8    September   16.70  September   2.28
October      19 9/16   October    36       October    48 5/8    October     12.95  October     3.39
November     20        November   34 3/16  November   37 3/4    November    11.90  November    4.84
December     25        December   43       December   40 7/8    December    14.13  December    5.00

The closing price on July 1, 2003 was $4.97.


                          SBC COMMUNICATIONS INC. (SBC)

     SBC Communications Inc. provides communications services and products in the United States. SBC provides local and long distance phone services, wireless and data communications, paging, Internet services and messaging, telecommunications equipment and directory advertising and publishing. SBC operations are conducted through its subsidiaries, which include wireline subsidiaries that provide land and wire based services; wireless subsidiaries that hold an investment in Cingular Wireless and directory subsidiaries that provide services related to directory advertising and publishing. SBC offers its services and products to businesses and consumers, as well as other providers of telecommunications services. SBC also has direct and indirect interests in businesses located in more than 25 countries, which provide local and long distance telephone services, wireless communications, voice messaging, data services, video services, Internet access, telecommunications equipment and directory publishing.

             Closing              Closing             Closing             Closing            Closing            Closing
   1998       Price      1999      Price     2000      Price      2001     Price     2002     Price     2003     Price
------------------------------------------------------------------------------------------------------------------------------------
January      38 7/8    January    54       January    42 7/8    January     48.35  January     37.45  January     24.44
February     37 13/16  February   52 7/8   February   38 1/16   February    47.70  February    37.84  February    20.80
March        43 3/8    March      47 3/16  March      42 1/8    March       44.63  March       37.44  March       20.06
April        41 7/16   April      55 3/4   April      43 13/16  April       41.25  April       31.06  April       23.36
May          38 7/8    May        51 1/8   May        43 11/16  May         43.05  May         34.29  May         25.46
June         40        June       58       June       43 1/4    June        40.06  June        30.50  June        25.55
July         40 15/16  July       57 1/8   July       42 9/16   July        45.03  July        27.66
August       38 1/16   August     48 1/16  August     41 49/64  August      40.91  August      24.74
September    44 3/8    September  51 1/16  September  49 7/8    September   47.12  September   20.10
October      46 5/16   October    53       October    57 11/16  October     38.11  October     25.66
November     47 15/16  November   51 7/8   November   54 15/16  November    37.38  November    28.50
December     53 5/8    December   48 3/4   December   47 3/4    December    39.17  December    27.11

The closing price on July 1, 2003 was $26.03.

                       SPRINT CORPORATION--FON GROUP (FON)

     Sprint Corporation's Fon Group provides domestic and international long distance communications, local exchange communications, and product distribution. The Fon Group's long distance division operates a digital network in the United States and provides voice, data and video communication services throughout the world. The local division provides local telephone services in the United States, and the product distribution division provides wholesale distribution services of telecommunications products. In November 1998, Sprint Corporation reclassified its publicly traded common shares into PCS Group tracking stock, which tracks the performance of Sprint's wireless telecommunications operations and FON Group tracking stock, which tracks the performance of all of Sprint's other operations including its long distance and local telecommunications divisions, its product distribution and directory publishing businesses and its interests in other telecommunications investments and alliances. Owning either stock does not represent a direct legal interest in the assets and liabilities of the PCS Group or the FON Group. Rather, shareholders remain invested in Sprint Corporation.

     Some of the terms of the FON Group tracking stock include:

     Voting. Holders of FON Group tracking stock do not have direct voting rights in the FON Group. The FON Group tracking stock votes with all the other classes of Sprint stock. The FON stock has one vote per share, however the voting power of each PCS share will vary depending on the relative market values of the tracking stock.

     Dividends. Sprint is not required to pay dividends on the shares of the FON Group tracking stock. Any dividends that are declared would be limited to an amount that is equivalent to what would legally be available for dividends if the FON Group were a stand-alone corporation. In addition, Sprint may choose to pay dividends to holders of any other class of stock without paying dividends to holders of the tracking stock.

     Dissolution. In the event of a dissolution of Sprint, the holders of FON Group tracking stock do not have a preferential right to the assets of the FON Group's operations.

     Please see Sprint's public filings for more information on its tracking stock. For information on where you can access Sprint's filings, please see "Where you can find more information."

     The historical stock prices listed below reflect the performance of the FON Group tracking stock.

             Closing              Closing             Closing             Closing            Closing            Closing
   1998       Price      1999      Price      2000     Price      2001     Price     2002     Price     2003     Price
------------------------------------------------------------------------------------------------------------------------------------
January      29 25/32  January    41 15/16  January   64 5/8    January     24.80  January     17.70  January     12.14
February     33        February   42 29/32  February  61        February    22.36  February    14.09  February    12.70
March        33 27/32  March      49 1/16   March     63        March       21.99  March       15.29  March       11.75
April        34 5/32   April      51 9/32   April     61 1/2    April       21.38  April       15.85  April       11.51
May          35 15/16  May        56 3/8    May       60 1/2    May         20.31  May         16.45  May         13.56
June         35 1/4    June       53        June      51        June        21.36  June        10.61  June        14.40
July         35        July       51 11/16  July      35 5/8    July        23.34  July         9.35
August       33 17/32  August     44 3/8    August    33 33/64  August      23.34  August      11.60
September    36        September  54 1/4    September 29 5/16   September   24.01  September    9.12
October      38 3/8    October    74 9/16   October   25 1/2    October     20.00  October     12.42
November     36 7/16   November   69 3/8    November  23        November    21.79  November    14.58
December     42 1/16   December   67 5/16   December  20 5/16   December    20.08  December    14.48

The closing price on July 1, 2003 was $14.95.


                       SPRINT CORPORATION--PCS GROUP (PCS)

     Sprint Corporation's PCS Group, together with third party affiliates, operates a fully digital wireless telecommunications network in the United States with licenses to provide nationwide service using a single frequency and technology. The PCS Group currently serves major metropolitan markets in the United States and Puerto Rico and the United States Virgin Islands. The PCS Group also provides wholesale PCS services to companies that resell the services to their customers on a retail basis.

     In November 1998, Sprint Corporation reclassified its publicly traded common shares into PCS Group tracking stock, which tracks the performance of Sprint's wireless telecommunications operations and FON Group tracking stock, which tracks the performance of all of Sprint's other operations, including its long distance and local telecommunications divisions, its product distribution and directory publishing businesses and its interests in other telecommunications investments and alliances. Owning either stock does not represent a direct legal interest in the assets and liabilities of the PCS Group or the FON Group. Rather, shareholders remain invested in Sprint Corporation.

     Some of the terms of the PCS Group tracking stock include:

     Voting. Holders of PCS Group tracking stock do not have direct voting rights in the PCS Group. The PCS Group tracking stock votes with all the other classes of Sprint stock. The number of votes attributed to each share of the PCS Group tracking stock is equal to the ratio of the average trading prices of one share of PCS Group tracking stock to one share of FON Group tracking stock and will, therefore, vary depending on the relative market values of the tracking stock.

     Conversion. Sprint's board of directors may convert each share of PCS stock, Series 1 into shares of FON stock, Series 1 at any time. At the same time, it must convert the PCS stock, Series 2 into FON stock, Series 2 and the PCS stock, Series 3 into FON stock, Series 3. In addition, the unissued shares of PCS stock underlying the Class A common stock will convert into unissued shares of FON stock. The conversion ratio is at the discretion of the board of directors, subject to the requirement that it must make independent determinations as to the fairness of the conversion ratio to the holders of the PCS stock, taken as a separate class, and to the holders of the FON stock, taken as a separate class.

     Dividends. Sprint is not required to pay dividends on the shares of the PCS Group tracking stock. Any dividends that are declared would be limited to an amount that is equivalent to what would legally be available for dividends if the PCS Group were a stand-alone corporation. In addition, Sprint may choose to pay dividends to holders of any other class of stock without paying dividends to holders of the tracking stock.

     Dissolution. In the event of a dissolution of Sprint, the holders of PCS Group tracking stock do not have a preferential right to the assets of Sprint's wireless operations. Each share of PCS Group will be attributed a portion of any remaining assets of Sprint. It is expected that the holders of FON Group tracking stock will be attributed the majority of any of Sprint's remaining assets.

     Please see Sprint's public filings for more information on its tracking stock. For information on where you can access Sprint's filings, please see "Where you can find more information."

     The historical stock prices listed below reflect the performance of the PCS Group tracking stock.

             Closing             Closing              Closing            Closing            Closing             Closing
   1998       Price     1999      Price      2000      Price     2001     Price     2002     Price      2003     Price
------------------------------------------------------------------------------------------------------------------------------------
January         *     January    15 7/8    January    55 1/32  January      30.50  January     16.38  January      3.76
February        *     February   16        February   51 3/4   February     25.18  February     9.25  February     3.96
March           *     March      22 5/32   March      65 1/2   March        19.00  March       10.29  March        4.36
April           *     April      21 1/8    April      55       April        25.63  April       11.21  April        3.50
May             *     May        22 1/2    May        55 1/2   May          22.00  May         10.44  May          4.46
June            *     June       28 1/2    June       59 1/2   June         24.15  June         4.47  June         5.75
July            *     July       30 5/16   July       54 1/4   July         25.92  July         4.10
August          *     August     29 7/8    August     50 3/16  August       24.98  August       3.96
September       *     September  37 9/32   September  35 1/8   September    26.29  September    1.96
October         *     October    41 15/32  October    38 1/8   October      22.30  October      3.48
November      7 31/32 November   45 7/8    November   22 11/16 November     24.95  November     5.76
December     11 9/16  December   51 1/4    December   20 7/16  December     24.41  December     4.38

The closing price on July 1, 2003 was $5.95.

                     TELEPHONE AND DATA SYSTEMS, INC. (TDS)

     Telephone and Data Systems, Inc. is a diversified telecommunications service company with wireless telephone and wireline telephone operations. TDS conducts substantially all of its wireless operations through United States Cellular Corporation and substantially all of its wireline telephone operations through its wholly owned subsidiary, TDS Telecommunications Corporation. United States Cellular offers a full range of wireless telephones for use by its customers, including both analog and digital handsets. TDS Telecommunications is a holding company providing telecommunication services, including full-service local exchange service, long distance telephone service and Internet access, to rural and suburban communities. TDS also owns a substantial portfolio of investments in publicly traded telecommunications companies. TDS's distribution channels include direct sales personnel, agents and retail service centers in the majority of its markets.

             Closing               Closing                 Closing                   Closing            Closing            Closing
   1998       Price      1999       Price         2000      Price         2001        Price     2002     Price     2003     Price
------------------------------------------------------------------------------------------------------------------------------------
January      44        January       53 1/4     January    104          January       105.50  January     86.50  January     42.90
February     43 9/16   February      50 1/4     February   105 1/2      February       93.45  February    87.15  February    40.07
March        47 1/2    March         56 3/8     March      111          March          93.50  March       88.25  March       40.91
April        47 1/2    April         59 7/8     April      102          April         105.00  April       86.00  April       43.09
May          43 3/4    May           67 5/16    May        106          May           105.50  May         75.80  May         48.75
June         39 3/8    June          73 1/8     June       100 1/4      June          108.75  June        60.55  June        49.70
July         40        July          74 3/8     July       111 3/8      July          107.75  July        56.95
August       33 1/8    August        69 5/8     August     116          August        103.25  August      59.50
September    34 7/8    September     88 13/16   September  110 45/64    September      94.30  September   50.45
October      39 7/8    October      115 1/4     October    105 1/2      October        87.90  October     50.90
November     42 3/4    November     133 3/16    November    90 19/64    November       90.00  November    54.80
December     44 15/16  December     126         December    90          December       89.75  December    47.02

The closing price on July 1, 2003 was $52.40.


                           VERIZON COMMUNICATIONS (VZ)
      (Bell Atlantic Corporation doing business as Verizon Communications)

     Verizon Communications is a telecommunications company that provides local telephone, wireless communications, long-distance and Internet services. Verizon provides domestic wireline services, including local and long distance telephone service and voice and data transport, wireless telecommunications services in the United States and has investments in wireline and wireless operations in Latin America, Europe and the Asia-Pacific region. Verizon also operates domestic and international publishing businesses, including print directories, Web site creation and Web hosting. The historical stock prices below prior to July 2000 are the historical stock prices of Bell Atlantic Corporation.

             Closing              Closing             Closing             Closing            Closing            Closing
   1998       Price      1999      Price      2000     Price      2001     Price     2002     Price     2003     Price
------------------------------------------------------------------------------------------------------------------------------------
January      46 9/32   January    60        January   61 15/16  January     54.95  January     46.35  January     38.28
February     44 7/8    February   57 5/8    February  48 15/16  February    49.50  February    46.80  February    34.58
March        51 1/8    March      51 11/16  March     61 1/8    March       49.30  March       46.10  March       35.35
April        46 25/32  April      57 5/8    April     60        April       55.07  April       40.11  April       37.38
May          45 13/16  May        54 3/4    May       52 7/8    May         54.85  May         43.00  May         37.85
June         45 5/8    June       65 3/8    June      50 15/16  June        53.50  June        40.15  June        39.45
July         45 11/32  July       64        July      46 3/4    July        54.15  July        33.00
August       44 1/8    August     61 5/16   August    43 33/64  August      50.00  August      31.00
September    48 7/16   September  67 5/16   September 48 7/16   September   54.11  September   27.44
October      53 3/16   October    64 15/16  October   56        October     49.81  October     37.76
November     55 5/8    November   63 5/16   November  56 3/16   November    47.00  November    41.88
December     54        December   61 9/16   December  50 1/8    December    47.46  December    38.75

The closing price on July 1, 2003 was $39.50.

================================================================================






                                [OBJECT OMITTED]





                        1,000,000,000 Depositary Receipts

                            Telecom HOLDRS (SM) Trust

                               -------------------

                                   PROSPECTUS

                               -------------------

                                  July 3, 2003








================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

     The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.  Exhibits.

          See Exhibit Index.

Item 17.  Undertakings.

          The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933.

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) For purposes of determining any liability under the securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on July 9, 2003.


                                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                  INCORPORATED


                                     By:                  *
                                         ----------------------------------
                                         Name:  John J.Fosina
                                         Title: Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities indicated on July 9, 2003.



            Signature                            Title
            ---------                            -----

               *
----------------------------------      Co. Chief Executive Officer,
         James P. Gorman                Co. Chairman of the Board and Director


               *
----------------------------------      Co. Chief Executive Officer,
        Arshad R. Zakaria               Co. Chairman of the Board and Director


               *                        Director
----------------------------------
        Carlos M. Morales


               *                        Chief Financial Officer
----------------------------------
         John J. Fosina


               *                        Controller
----------------------------------
        Dominic A. Carone


   *By: /s/ Mitchell M. Cox             Attorney-in-Fact
----------------------------------
              Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits
--------

    *4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee, dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on December 22, 1999 as an exhibit to amendment no. 1 to the registration statement filed on form S-1 for Telecom HOLDRS.

    *4.2 Form of Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, filed on November 28, 2000 as an exhibit to post-effective amendment no. 1 to the registration statement filed on form S-1 for Telecom HOLDRS.

    *5.1 Opinion of Shearman & Sterling regarding the validity of the Telecom HOLDRS Receipts, filed on December 22, 1999 as an exhibit to amendment no. 1 to the registration statement filed on form S-1 for Telecom HOLDRS.

    *8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences, filed on December 22, 1999 as an exhibit to amendment no. 1 to the registration statement filed on form S-1 for Telecom HOLDRS.

     8.2 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences, filed on July 9, 2003 as an exhibit to amendment no. 5 to the registration statement filed on form S-1 for Telecom HOLDRS.

    *24.1 Power of Attorney (included in Part II of Registration Statement), filed on December 6, 1999 as part of the registration statement filed on form S-1 for Telecom HOLDRS.

    *24.2 Power of Attorney of Dominic Carone, filed on November 28, 2000 as an exhibit to post-effective amendment no. 1 to the registration statement filed on form S-1 for Telecom HOLDRS.

    *24.3 Power of Attorney of John J. Fosina, E. Stanley O'Neal, Thomas H. Patrick and Dominic A. Carone

----------
*  Previously filed